UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 24, 2007
ARRIS Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31254	58-2588724

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3871 Lakefield Drive, Suwanee, Georgia	30024

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	678-473-2000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On October 24, 2007, ARRIS Group, Inc. issued a press release regarding preliminary and unaudited financial results for the third quarter 2007 results. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference.
Except for the (i) the fifth sentence of the fifth paragraph under the heading “Financial Details” of the press release and (ii) the last three sentences of the sixth paragraph under the heading of the “Financial Details” of the press release, the information in this Form 8-K, and the press release filed as Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. The information in the fifth sentence of the fifth paragraph under the heading “Financial Details” of the press release and the last three sentences of the sixth paragraph under the heading of the “Financial Details” of the press release, which sentences discuss the status and anticipated closing time of the C-COR acquisition, shall be deemed filed pursuant to Rule 425.
Item 8.01 Other Events.
As reported under Item 2.02, ARRIS Group, Inc. is filing certain portions of the press release attached hereto as Exhibit 99.1 under Rule 425.
Item 9.01. Financial Statements and Exhibits.
     99.1 Press Release dated October 24, 2007
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS Group, Inc.
By:	/s/ David B Potts
David B Potts
Executive Vice President and CFO

Date: October 24, 2007
EXHIBIT INDEX
99.1 Press Release dated October 24, 2007